UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 323-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2025, Unusual Machines, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Dominari Securities, LLC (the “Placement Agent”), relating to the confidentially marketed public offering (the “Offering”) of 8,000,000 shares of the Company’s common stock, at a price to the public of $5.00 per share. A copy of the Agreement is filed herewith as Exhibit 10.1. The Offering closed on May 7, 2025.

In connection thereto on May 7, 2025, the Company has issued the Placement Agent warrants to purchase 640,000 shares of our common stock (the “Placement Agent Warrants”) equal to eight percent (8%) of the shares of common stock sold in the Offering. The Placement Agent Warrants may be exercised after November 3, 2025, have an exercise price of $5.00 per share, are non-tradeable and expire on May 7, 2027. A copy of the Placement Agent Warrants is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.

Similarly, the Placement Agent Warrants contain customary indemnification obligations of the Company, including for liabilities under the Securities Act .

The gross proceeds to the Company from the sale of the shares of common stock was $40 million, before deducting Placement Agent fees and other estimated offering expenses payable by the Company.

The Company intends to use the net proceeds of the Offering for the purchase of an estimated $2.0 million of drone motor manufacturing equipment, general corporate purposes and working capital.

The common stock was offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-286413) filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2025, and declared effective by the Commission on April 21, 2025, and a final prospectus supplement filed with the Commission on May 6, 2025.

The foregoing description of the terms of the Agreement and the Placement Agent Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement and Placement Agent Warrants, which are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

2

Item 7.01 Regulation FD Disclosure.

On May 5, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1.

On May 7, 2025, the Company issued a press release announcing that the Company has closed the Offering. A copy of the press release is furnished as Exhibit 99.2.

The information contained in the press releases attached as Exhibits 99.1 and 99.2, respectively, to this Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press releases attached as Exhibits 99.1 and 99.2, respectively, to this Report shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Placement Agent Warrant, issued to Dominari Securities LLC
10.1	Placement Agency Agreement, dated as of May 5, 2025, by and between Unusual Machines, Inc. and Dominari Securities, LLC
99.1	Press Release dated May 5, 2025
99.2	Press Release dated May 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: May 7, 2025	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Executive Officer

4